Deloitte & Touche
[Company Logo]
                              Chartered Accountants

                              1 City Centre Drive      Telephone: (905) 803-5100
                              Suite 1100               Facsimile: (905) 803-6101
                              Mississauga, Ontario, L5B 1M2





                        CONSENT OF INDEPENDENT AUDITORS




We have issued our report dated December 18, 1996 on the financial statements of Sirco International (Canada) Limited for the years ended November 30, 1996 and November 30, 1995 accompanying the consolidated financial statements and schedules included in the Annual Report of Sirco International Corp. and subsidiaries on Form 10-K for the year ended November 30, 1996. We hereby consent to the incorporation by reference of said report in Registration
Statement No. 333-637 of Sirco International Corp. on Form S-8 and in Registration Statement No. 333-481 of Sirco International Corp. on Form S-3.

We have not reported on the financial statements of Sirco International Corp. for the year ended November 30, 1996.










/s/Deloitte & Touche
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   Deloitte & Touche
Chartered Accountants

February 24, 1997